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                                  EXHIBIT (5)

            OPINION OF SQUIRE, SANDERS & DEMPSEY REGARDING LEGALITY
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                                                                     EXHIBIT (5)

                                  July __, 1996








Citizens Bancshares, Inc.
10 East Main Street
Salineville, Ohio  43945

Ladies & Gentlemen:

         We have acted as counsel for Citizens Bancshares, Inc. an Ohio corporation (the "Corporation") in connection with a Registration Statement on Form S-4 (Registration No. ____________) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale by the Corporation of up to ________ of its common shares, without par value (the "Shares"), to be issued to shareholders of The Navarre Deposit Bank Company ("Navarre") upon consummation of the merger of Navarre with and into The Citizens Banking Company, a wholly-owned subsidiary of the Corporation, all as further described in the Registration Statement.

         We have reviewed the Registration Statement and the exhibits thereto, and have examined such other documents and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Shares.

         Based upon the foregoing, it is our opinion that when issued and sold in the manner described in the Registration Statement (including all exhibits thereto) and in compliance with the Securities Act of 1933, as amended and all applicable state securities laws, (i) the Shares will be duly authorized and validly issued; (ii) the Shares will be fully paid and nonassessable, and (iii) issuance of the Shares is not subject to any preemptive rights.

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Citizens Bancshares, Inc.
July __, 1996
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to us under the caption "Legal Matters" in the proxy statement/prospectus included as part of the Registration Statement.

                                          Respectfully submitted,

                                          /s/  Squire, Sanders & Dempsey

                                          Squire, Sanders & Dempsey